CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Patrick C. Lynch, Chief Financial Officer of Interface, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2008
/s/ Patrick C. Lynch
Patrick C. Lynch
Chief Financial Officer